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                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-100648) and Form S-8 (Nos. 333-108767, 333-99729, 333-75406, 333-49656, 333-33464, 333-30518, 333-74343, 333-45425 and
333-04131) of ScanSoft, Inc. of our report dated January 28, 2003, except as to
Note 16 for which the date is August 9, 2004 relating to the financial statements of SpeechWorks International, Inc., which appears in this Form 8-K/A.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
August 27, 2004